Exhibits No. 20.1:

                        CIT Home Equity Loan Trust 2003-1
            Home Equity Loan Asset Backed Certificates, Series 2003-1
                          Master Servicer's Certificate

                                                       Due Period      2/29/2004
                                               Determination Date      3/17/2004
                                                Distribution Date      3/22/2004

I     Available in Certificate Account

      Principal collected on Mortgage Loans                                                                          17,197,168.34
      All Liquidation Proceeds with respect to Principal                                                                431,766.30
      Principal portion of Purchase Price on Repurchased Mortgage Loans                                                       0.00
      Substitution Adjustment with respect to Principal                                                                       0.00
      Amount transferred from Pre-Funding Account                                                                             0.00
                                                                                                                     -------------

                              Principal Distribution Amount                                                          17,628,934.64

      Interest collected on Mortgage Loans                                                                            4,918,916.80
      Interest portion of Purchase Price on Repurchased Mortgage Loans                                                        0.00
      All Liquidation Proceeds with respect to Interest                                                                       0.00
      Substitution Adjustment with respect to Interest                                                                        0.00
      Master Servicer Monthly Advances (net of Compensating Interest)                                                   730,736.73
      Reimbursement of previous months Servicer Advances                                                               (401,309.20)
      Compensating Interest                                                                                               1,186.83
      Investment Earnings on the Certificate Account                                                                          0.00
      Investment Earnings on the Prefunding Account                                                                           0.00
                                                                                                                     -------------

                              Interest Remittance Amount                                                              5,249,531.16

      Amount not Required to be deposited                                                                                     0.00

                              Total available in the Certificate Account                                             22,878,465.80


II    Distributions                                                            Per $ 1,000                               Amount
                                                                               -----------                           -------------
1.    Aggregate Class A-1 Distribution                                         67.31820670                           19,791,552.77

2.    Aggregate Class A-2 Distribution                                          1.95833333                              417,125.00

3.    Aggregate Class A-3 Distribution                                          2.32500000                              134,850.00

4.    Aggregate Class A-4 Distribution                                          3.27500000                              373,350.00

5.    Aggregate Class A-5 Distribution                                          4.15000000                              137,157.50

6.    Aggregate Class A-6 Distribution                                          3.38333330                              318,033.33

7.    Aggregate Class A-IO Distribution                                         4.16666669                              541,666.67

8.    Aggregate Class M-1 Distribution                                          3.89166660                              210,344.58

9.    Aggregate Class M-2 Distribution                                          4.21666667                              178,365.00

10    Aggregate Class B Distribution                                            4.58333324                              172,333.33

11.   Aggregate Class X-IO Distribution                                                                                       0.00

12.   Aggregate Class R Distribution                                                                                          0.00

13.   Aggregate Master Servicer Distribution                                                                            603,687.62
                                                                                                                     -------------

                              Total Distributions =                                                                  22,878,465.80

III   Certificate Class Balances                                                             Factor %                   Amount
                                                                                           ------------             --------------
      Opening  Senior Class A  Certificate  Balances as reported on the prior
      Monthly Master Servicer Report:
                  (a)  Class A-1                                                            27.21182911%             80,002,777.59
                  (b)  Class A-2                                                           100.00000000%            213,000,000.00
                  (c)  Class A-3                                                           100.00000000%             58,000,000.00
                  (d)  Class A-4                                                           100.00000000%            114,000,000.00
                  (e)  Class A-5                                                           100.00000000%             33,050,000.00
                  (f)  Class A-6                                                           100.00000000%             94,000,000.00
                                                                                                                    --------------
                                                                                                                    592,052,777.59

                  (g)  Class A-IO                                                          100.00000000%            130,000,000.00

      Opening  Subordinated  Class M & B Certificate  Balances as reported on the prior Monthly Master Servicer Report:
                  (a)  Class M-1                                                           100.00000000%             54,050,000.00
                  (b)  Class M-2                                                           100.00000000%             42,300,000.00
                  (c)  Class B                                                             100.00000000%             37,600,000.00
                                                                                                                    --------------
                                                                                                                    133,950,000.00

IV    Principal Distribution Amount

1(a). Basic Principal Amount                                                                  No.                        Amount
                                                                                         -------------               -------------
                  (a)  Stated principal collected                                                                     1,034,812.25
                  (b)  Principal Prepayments                                                        185              16,162,356.09
                  (c)  Liquidation Proceeds                                                                             431,766.30
                  (d)  Repurchased Mortgage Loans                                                     0                       0.00
                  (e)  Substitution Adjustment related to Principal                                                           0.00
                  (f)   Amount Transferred from Pre-Funding Account                                                           0.00
                                                                                                                     -------------
                              Total Principal Distribution                                                           17,628,934.64

1(b). Subordination Increase Amount                                                                                   2,081,326.42

2(a). Class A Principal Distribution Amount:
                                                                                Per $ 1,000
                                                                                -----------
                  (a)  Class A-1                                                67.04170429                          19,710,261.06
                  (b)  Class A-2                                                 0.00000000                                   0.00
                  (c)  Class A-3                                                 0.00000000                                   0.00
                  (d)  Class A-4                                                 0.00000000                                   0.00
                  (e)  Class A-5                                                 0.00000000                                   0.00
                   7.  Class A-6
                        (a) Class A-6 Lockout Percentage                                              0.00%
                        (b) Class A-6 Lockout Distribution Amount                0.00000000                                   0.00

2(b). Class M & B Principal Distribution Amount :
                           1.  Class M-1                                         0.00000000                                   0.00
                           2.  Class M-2                                         0.00000000                                   0.00
                           3.  Class B                                           0.00000000                                   0.00

2(c). Class M & B Applied Realized Losses:
                           1.  Class M-1                                         0.00000000                                   0.00
                           2.  Class M-2                                         0.00000000                                   0.00
                           3.  Class B                                           0.00000000                                   0.00

                                                                                             Factor %                   Amount
                                                                                           ------------             --------------
      Ending  Senior Class A  Certificate  Balances  after  distributions  of principal on this Monthly Master Servicer Report:
                  (a)  Class A-1                                                            20.50765868%             60,292,516.53
                  (b)  Class A-2                                                           100.00000000%            213,000,000.00
                  (c)  Class A-3                                                           100.00000000%             58,000,000.00
                  (d)  Class A-4                                                           100.00000000%            114,000,000.00
                  (e)  Class A-5                                                           100.00000000%             33,050,000.00
                  (f)  Class A-6                                                           100.00000000%             94,000,000.00
                                                                                                                    --------------
                                                                                                                    572,342,516.53

                  (g)  Class A-IO                                                            0.00000000%                      0.00

      Ending   Subordinated   Class  M  &  B   Certificate   Balances   after
      distributions of principal on this Monthly Master Servicer Report:
                  (a)  Class M-1                                                           100.00000000%             54,050,000.00
                  (b)  Class M-2                                                           100.00000000%             42,300,000.00
                  (c)  Class B                                                             100.00000000%             37,600,000.00
                                                                                                                    --------------
                                                                                                                    133,950,000.00

V     Interest Distribution Amount

      Fixed Rate Certificates

                  (b)  Fixed Rate Certificates applicable Pass-Through Rate
                              1.   Class A-1                                                    1.18000%
                              2.   Class A-2                                                    2.35000%
                              3.   Class A-3                                                    2.79000%
                              4.   Class A-4                                                    3.93000%
                              5.   Class A-5                                                    4.98000%
                              6.   Class A-6                                                    4.06000%
                              7.   Class A-IO                                                   5.00000%
                              8.   Class M-1                                                    4.67000%
                              9.   Class M-2                                                    5.06000%
                              10.  Class B                                                      5.50000%

      INTEREST REMITTANCE AMOUNT
         1.  Interest collected on Mortgage Loans                                             4,918,916.80
         2.  Interest advanced on Mortgage Loans                                                329,427.53
         3.  Compensating Interest on Mortgage Loans                                              1,186.83
         4.  Substitution Adjustment interest                                                         0.00
         5.  Purchase Price interest on repurchased accounts                                          0.00
         6.  Liquidation Proceeds interest portion                                                    0.00
         7.  Investment Earning in the Pre-Funding Account                                            0.00
                     TOTAL INTEREST REMITTANCE AMOUNT                                                                 5,249,531.16

      Current Interest Requirement

                              1.   Class A-1  @ applicable Pass-Through Rate                                             81,291.71
                              2.   Class A-2 @ applicable Pass-Through Rate                                             417,125.00
                              3.   Class A-3 @ applicable Pass-Through Rate                                             134,850.00
                              4.   Class A-4 @ applicable Pass-Through Rate                                             373,350.00
                              5.   Class A-5 @ applicable Pass-Through Rate                                             137,157.50
                              6.   Class A-6 @ applicable Pass-Through Rate                                             318,033.33
                              7.   Class A-IO @ applicable Pass-Through Rate                                            541,666.67
                              8.   Class M-1 @ applicable Pass-Through Rate                                             210,344.58
                              9.   Class M-2 @ applicable Pass-Through Rate                                             178,365.00
                              10.  Class B @ applicable Pass-Through Rate                                               172,333.33

      Class Interest Carryover Shorall

                              1.   Class A-1                                                          0.00
                              2.   Class A-2                                                          0.00
                              3.   Class A-3                                                          0.00
                              4.   Class A-4                                                          0.00
                              5.   Class A-5                                                          0.00
                              6.   Class A-6                                                          0.00
                              7.   Class A-IO                                                         0.00
                              8.   Class M-1                                                          0.00
                              9.   Class M-2                                                          0.00
                              10.  Class B                                                            0.00

      Certificates Interest Distribution Amount

                                                                                               Per $ 1,000
                                                                                               -----------
                              1.   Class A-1                                                    0.27650241               81,291.71
                              2.   Class A-2                                                    1.95833333              417,125.00
                              3.   Class A-3                                                    2.32500000              134,850.00
                              4.   Class A-4                                                    3.27500000              373,350.00
                              5.   Class A-5                                                    4.15000000              137,157.50
                              6.   Class A-6                                                    3.38333330              318,033.33
                              7.   Class A-IO                                                   4.16666669              541,666.67
                              8.   Class M-1                                                    3.89166660              210,344.58
                              9.   Class M-2                                                    4.21666667              178,365.00
                              10.  Class B                                                      4.58333324              172,333.33

VI    Credit Enhancement Information

                                                                                                                             Total

                  (a) Senior Enhancement Percentage                                                                          21.42%

                  (b) OC Spread Holiday in effect?                                                                              NO

                  (c) Overcollateralization Amount:

                              1.  Opening Overcollateralization Amount                                               20,122,192.22
                              2.  Ending Overcollateralization Amount                                                22,043,385.54
                              3.  Required Overcollateralization Amount                                              31,020,000.00
                              4.  Subordination Deficiency                                                            8,976,614.46
                              5.  Excess Overcollateralization Amount                                                         0.00

VII   Trigger Information

               1. (a)  60+ Delinquency  Percentage                                                                            2.40%
                  (b)  Delinquency Event in effect
                       (Rolling Three Month > 45% of Sr. Enhancement)?                                                          NO

               2. (a)  Cumulative Loss Percentage                                                                             0.06%
                  (b)  Applicable Loss Percentage for current  Distribution                                                   2.50%
                  (c)  Cumulative Loss Trigger Event in effect                                                                  NO

VIII  Pool Information                                                                                No.               Amount
                                                                                                     -----          --------------
                  (a)  Closing Mortgage Loan Principal Balance:                                      8,315          728,335,902.07

                  (b)  Principal Balance of Balloon Mortgage Loans                                      19            1,497,118.56

                  (c)  Weighted Average Mortgage Rate:                                                                       8.094%

                  (d)  Weighted Average Net Mortgage Rate:                                                                   7.603%

                  (e)  Net Weighted Average Coupon Cap:                                                                      6.732%

                  (f)  Net Weighted Average Coupon Cap for A-1 Class only                                                    6.514%

                  (g)  Weighted Average Remaining Maturity:                                                                 317.40

                  (h)  Weighted Average Original Maturity:                                                                  332.49

IX    Delinquency Information                                                         No.               %               Amount
                                                                                     ---------------------------------------------
      A.  Fixed Rate Mortgage Loans:
                  (a)  Delinquent Contracts:
                              1.  31 - 59 Day Accounts                                244             2.74%          19,981,296.13
                              2.  60 - 89 Day Accounts                                 67             0.72%           5,272,470.96
                              3.  90+  Day Accounts                                   149             1.73%          12,624,989.58

                  (b)  Mortgage Loans - In Foreclosure                                 72             0.79%           5,721,743.75
                  (c)  REO Property Accounts                                           25             0.24%           1,723,068.39

X     Realized Losses                                                                 No.                               Amount
                                                                                     -----                           -------------
          1. (a)  Gross Realized Losses during the period                               3                               591,899.40

             (b)  Realized Losses during the period                                                                     160,133.10

             (c)  Cumulative Gross Realized Losses                                     13                             1,411,832.61

             (d)  Cumulative Realized Losses                                                                            469,732.60

             (e)  Cumulative Applied Realized Losses

                            i. Class B                                                                                        0.00
                           ii. Class M-1                                                                                      0.00
                          iii. Class M-2                                                                                      0.00

XI    Miscellaneous Information
          1. (a)  Monthly Master Servicer Fee

                            i. Monthly Servicing Fee                                                                   310,885.40
                           ii. Mortgage Fees                                                                           292,802.22
                          iii. Certificate Account Investment Earnings                                                       0.00

             (b)  Amount of prior unpaid Master Servicing Fees paid with
                  this distribution                                                                                          0.00

             (c)  Total Master Servicing Fees paid with this distribution                                              603,687.62

             (d)  Amount of unpaid Master Servicing Fees as of this distribution                                             0.00


          2. (a)  Opening Master Servicer Advance Balance                                                            4,687,758.90

             (b)  Current Advance (exclusive of Compensating Interest)                                                 730,736.73

             (c)  Reimbursement of prior Master Servicer Advances                                                     (401,309.20)
                                                                                                                     ------------

             (d)  Ending Master Servicer Advance Balance                                                             5,017,186.43


          3. Current period Compensating Interest                                                                         1,186.83

          4. (a)  Stepdown Date in effect?                                                              NO

          5. Aggregate principal balance of Subsequent Mortgage Loans purchased by
             the Trust on the related Distribution Date:                                                                      0.00

          6. (a)  Beginning Amount of the Pre-Funding Account                                                                 0.00
          6. (b)  Principal Balance Purchased by the Trust                                                                    0.00
          6. (c)  Pre-Fuding Balance after the above Purchase (6b) to be paid
                  as an additional principal to the Noteholders.                                                              0.00
          6. (d)  Ending Amout of the Pre-Funding Account                                                                     0.00

             (d)  Amount of Investment Earnings in the Pre-Funding Account                                                    0.00

          7. Aggregate principal balance of Subsequent Mortgage Loans
             (during Funding Period)                                                                 1,205          120,916,357.55